Exhibit 99.1

Saia Reports Third Quarter 2026 Results

Announces $250 Million Stock Repurchase Authorization

JOHNS CREEK, GA – October 29, 2026 – Saia, Inc. (Nasdaq: SAIA) today reported third quarter 2026 financial results. Diluted earnings per share for the quarter were $3.41 compared to $3.22 in the third quarter of 2025. Excluding a 2025 net gain on real estate recorded in the third quarter of 2025, adjusted diluted earnings per share1 were $2.81 in the third quarter of 2025. Saia also announced that its Board of Directors has authorized the repurchase of up to $250 million of Saia’s common stock.

Third Quarter 2026 Compared to Third Quarter 2025 Results

•
Revenue was a company record of $982.5 million, an increase of 17.0%
•
LTL tonnage per workday was a record, and an increase of 8.9%
•
LTL revenue per shipment, excluding fuel surcharge revenue, increased 5.8%
•
LTL shipments per workday increased 0.8%
•
Operating income was $122.3 million, an increase of 3.1% compared to $118.6 million in the third quarter of 2025 and an increase of 17.5% compared to adjusted operating income1 of $104.1 million in the prior-year period
•
Operating ratio of 87.6% compared to 85.9% in the third quarter of 2025, or 87.6% on an adjusted basis1 in the prior-year period

Saia President and CEO, Fritz Holzgrefe, said, “Our team delivered solid third quarter performance, which included record revenue and tonnage per workday. Revenue per shipment, excluding fuel surcharge, increased 5.8% compared with the third quarter of last year, reflecting continued progress in pricing and mix optimization. We continue to execute our long-term strategy to build a leading national LTL carrier. Investments in our network, people, equipment and technology are strengthening our customer value proposition and further positioning Saia to deliver sustained, profitable growth and long-term value for stockholders.”

Executive Vice President and CFO, Matt Batteh, said, “Our consistent execution and continued investment in the business are translating into measurable results, including market share gains, improved service and strong free cash flow generation. Year to date, we have generated more than $240 million in free cash flow1, providing the financial flexibility to support profitable growth while positioning us to return capital

Saia, Inc. Third Quarter 2026 Results

to stockholders. The strength of our business further supports our disciplined capital allocation strategy, including our Board authorization to repurchase up to $250 million of Saia common stock.”

Financial Position and Capital Expenditures

Saia ended the third quarter of 2026 with $202.5 million of cash on hand and $100.0 million of total debt, compared to $35.5 million of cash on hand and $219.2 million of total debt at September 30, 2025.

Net capital expenditures were $235.9 million during the first nine months of 2026, compared to $446.1 million in net capital expenditures during the first nine months of 2025. For full-year 2026, the Company expects that net capital expenditures will be approximately $350 million, subject to ongoing evaluation of market conditions.

Stock Repurchase Authorization

Saia today announced that its Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to $250 million of its outstanding common stock. The program is effective immediately and permits shares of common stock to be repurchased from time to time at management’s discretion through a variety of methods, including a 10b5-1 trading plan, open market purchases, privately negotiated transactions, or other transactions permitted by applicable securities laws and regulations. The timing and amount of repurchases will depend on market conditions and other factors, including business conditions, alternative investment opportunities, funding considerations, and other matters considered relevant by management and the Board. The stock repurchase program has no expiration date, does not obligate the Company to acquire a specified number of shares and may be suspended, modified or terminated by the Company at any time, without prior notice.

Conference Call and Investor Presentation

Management will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. In connection, a supplemental investor presentation will be available on the company’s website at www.saia.com/about-us/investor-relations.

To participate in the call, please dial 1-833-890-5317 and request to join the Saia, Inc. call. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through November 29, 2026 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-855-669-9658 referencing conference ID #3959947.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, brokered truckload, expedited transportation and other logistics services. With headquarters in Georgia, Saia LTL Freight operates 219 terminals with national service. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Saia, Inc. Third Quarter 2026 Results

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “potential” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) unexpected liabilities resulting from the acquisition of real estate assets; (10) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (11) risks arising from remote work, including increased risk of related cybersecurity incidents; (12) failure to keep pace with technological developments; (13) liabilities and costs arising from the use of artificial intelligence; (14) labor relations, including the adverse impact should a portion of our workforce become unionized; (15) cost, availability and resale value of real property and revenue equipment; (16) supply chain disruption and delays on new equipment delivery; (17) changes in U.S. trade policy and the impact of tariffs; (18) capacity and highway infrastructure constraints; (19) risks arising from international business operations and relationships; (20) seasonal factors, harsh weather and disasters caused by climate change; (21) the creditworthiness of our customers and their ability to pay for services; (22) our need for capital and uncertainty of the credit markets; (23) the possibility of defaults under our debt agreements, including violation of financial covenants; (24) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (25) dependence on key employees; (26) employee turnover from changes to compensation and benefits or market factors; (27) increased costs of healthcare benefits; (28) damage to our reputation from adverse publicity, including from the use of or impact from social media; (29) failure to achieve acquisition synergies or disruption to our business due to such acquisitions; (30) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (31) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (32) unforeseen costs from new and existing data privacy laws; (33) the effect of governmental regulations, including hours of service and licensing compliance for drivers,

Saia, Inc. Third Quarter 2026 Results

engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (34) changes in accounting and financial standards or practices; (35) widespread outbreak of an illness or any other communicable disease; (36) international conflicts and geopolitical instability; (37) evolving stakeholder expectations regarding environmental and social issues; (38) government shutdown or failure to fund services; (39) provisions in our governing documents and Delaware law that may have anti-takeover effects; (40) issuances of equity that would dilute stock ownership; (41) weakness, disruption or loss of confidence in financial or credit markets; and (42) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Saia, Inc. Third Quarter 2026 Results

1 Non-GAAP Financial Disclosure and Reconciliation:

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. These include “adjusted” total operating expenses, “adjusted” operating income, “adjusted” diluted earnings per share, free cash flow and “adjusted” operating ratio. The Company’s management believes that certain non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A gain from the sale of a terminal of $16.4 million and a loss on real estate impairment of $1.9 million was recorded during the third quarter of 2025. This resulted in a decrease in operating expenses and an increase in operating income of $14.5 million and an increase in diluted earnings per share of $0.41. The transactions increased diluted earnings per share by $0.54 on a pre-tax basis, partially offset by related income tax expense of $0.13. Additionally, this produced an improvement of 170 basis points in the operating ratio for the third quarter of 2025. The terminal sale occurred as the result of management’s efforts towards expanding door count by replacing a smaller facility with a larger facility better positioned to successfully support the Company’s overall strategy. The impairment loss came as a result of management's continued assessment of the recoverability of property and equipment.

Saia, Inc. Third Quarter 2026 Results

Saia, Inc. and Subsidiaries
Reconciliation of Certain GAAP and Non-GAAP Statement of Operations and Statement of Cash Flows Items, Ratios and Operating Data
For the Quarters and Nine Months Ended September 30, 2026 and 2025
(Amounts in thousands, except per share data and operating ratio)
(Unaudited)
	Third Quarter		Nine Months
	2026	2025	2026	2025
Total operating expenses (GAAP)	$860,163	$721,034	$2,430,865	$2,156,157
Add: Net total operating expense impact of Gain on Real Estate Disposal and Impairment of Real Estate	-	14,503	-	14,503
Adjusted total operating expenses (Non-GAAP)	$860,163	$735,537	$2,430,865	$2,170,660

Operating Income (GAAP)	$122,291	$118,610	$314,309	$288,177
Less: Net Operating Income impact of Gain on Real Estate Disposal and Impairment of Real Estate	-	(14,503)	-	(14,503)
Adjusted operating income (Non-GAAP)	$122,291	$104,107	$314,309	$273,674

Diluted earnings per share (GAAP)	$3.41	$3.22	$8.79	$7.75
Less: Net Diluted earnings per share impact of Gain on Real Estate Disposal and Impairment of Real Estate (1)	-	(0.41)	-	(0.41)
Adjusted diluted earnings per share (Non-GAAP)	$3.41	$2.81	$8.79	$7.34

Net cash provided by operating activities (GAAP)			$480,755	$457,665
Less: Acquisition of property and equipment			(239,443)	(467,814)
Add: Proceeds from disposal of property and equipment			3,558	21,736
Free cash flow (Non-GAAP)			$244,870	$11,587

Operating Ratio (2)	87.6%	85.9%	88.6%	88.2%
Add: Net Operating Ratio impact of Gain on Real Estate Disposal and Impairment of Real Estate	-	1.7%	-	0.6%
Adjusted operating ratio	87.6%	87.6%	88.6%	88.8%

(1)	The transactions increased diluted earnings per share by $0.54 on a pre-tax basis, partially offset by related income tax expense of $0.13.

(2)	Operating Ratio is total operating expenses divided by operating revenue, using the underlying unrounded amounts.

# # #

CONTACT: Saia, Inc.

Matthew Batteh

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets

Current Assets:
Cash and cash equivalents	$202,521	$19,720
Accounts receivable, net	437,747	332,206
Prepaid expenses and other	68,452	82,630
Total current assets	708,720	434,556

Property and Equipment:
Cost	4,412,038	4,259,438
Less: accumulated depreciation	1,512,468	1,415,087
Net property and equipment	2,899,570	2,844,351
Operating Lease Right-of-Use Assets	171,150	150,301
Other Assets	71,203	53,473
Total assets	$3,850,643	$3,482,681

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$163,132	$107,424
Wages, vacation and employees' benefits	93,440	50,723
Other current liabilities	99,422	78,362
Current portion of long-term debt	–	980
Current portion of operating lease liability	30,706	27,895
Total current liabilities	386,700	265,384

Other Liabilities:
Long-term debt, less current portion	100,000	163,000
Operating lease liability, less current portion	132,659	113,119
Deferred income taxes	307,103	284,370
Claims, insurance and other	102,270	79,109
Total other liabilities	642,032	639,598

Stockholders' Equity:
Common stock	27	27
Additional paid-in capital	316,870	307,605
Deferred compensation trust	(9,715)	(9,088)
Retained earnings	2,514,729	2,279,155
Total stockholders' equity	2,821,911	2,577,699
Total liabilities and stockholders' equity	$3,850,643	$3,482,681

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2026 and 2025
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2026	2025	2026	2025
Operating Revenue	$982,454	$839,644	$2,745,174	$2,444,334

Operating Expenses:
Salaries, wages and employees' benefits	447,708	401,058	1,275,389	1,181,289
Purchased transportation	90,410	59,329	239,718	176,877
Fuel, operating expenses and supplies	212,703	165,727	584,935	494,032
Operating taxes and licenses	22,417	20,867	67,087	63,318
Claims and insurance	21,256	23,614	68,567	67,985
Depreciation and amortization	64,134	64,037	190,505	185,626
Other operating losses (gains), net	1,535	(13,598)	4,664	(12,970)
Total operating expenses	860,163	721,034	2,430,865	2,156,157

Operating Income	122,291	118,610	314,309	288,177

Nonoperating (Income) Expenses:
Interest expense	2,034	4,483	6,656	13,510
Interest income	(1,159)	(44)	(1,539)	(117)
Other, net	36	(654)	(2,698)	(1,170)
Nonoperating expenses, net	911	3,785	2,419	12,223

Income Before Income Taxes	121,380	114,825	311,890	275,954
Income Tax Provision	29,935	28,509	76,316	68,437
Net Income	$91,445	$86,316	$235,574	$207,517

Weighted average common shares outstanding - basic	26,785	26,745	26,776	26,735
Weighted average common shares outstanding - diluted	26,815	26,790	26,807	26,784

Basic earnings per share	$3.41	$3.23	$8.80	$7.76
Diluted earnings per share	$3.41	$3.22	$8.79	$7.75

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2026 and 2025
(Amounts in thousands)
(Unaudited)
	Nine Months
	2026	2025
Operating Activities:
Net cash provided by operating activities	$480,755	$457,665
Net cash provided by operating activities	480,755	457,665
Investing Activities:
Acquisition of property and equipment	(239,443)	(467,814)
Proceeds from disposal of property and equipment	3,558	21,736
Other	7,939	(8,394)
Net cash used in investing activities	(227,946)	(454,472)
Financing Activities:
Borrowing (repayment) of revolving credit facility, net	(63,000)	24,000
Proceeds from stock option exercises	427	2,463
Shares withheld for taxes	(6,455)	(8,534)
Other financing activity	(980)	(5,095)
Net cash (used in) provided by financing activities	(70,008)	12,834
Net Increase (Decrease) in Cash and Cash Equivalents	182,801	16,027
Cash and Cash Equivalents, beginning of period	19,720	19,473
Cash and Cash Equivalents, end of period	$202,521	$35,500

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2026 and 2025
(Unaudited)

				Third Quarter
	Third Quarter		%	Amount/Workday		%
	2026	2025	Change	2026	2025	Change
Workdays				64	64
Operating ratio	87.6%	85.9%
LTL tonnage (1)	1,722	1,581	8.9	26.91	24.70	8.9
LTL shipments (1)	2,351	2,333	0.8	36.73	36.45	0.8
LTL revenue/cwt.	$27.66	$25.76	7.4
LTL revenue/cwt., excluding fuel surcharge	$21.25	$21.72	(2.2)
LTL revenue/shipment	$405.27	$349.07	16.1
LTL revenue/shipment, excluding fuel surcharge	$311.34	$294.35	5.8
LTL pounds/shipment	1,465	1,355	8.1
LTL average length of haul (2)	885	894	(1.0)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.